EXHIBIT 99.1

First Horizon Releases 2019 Fourth Quarter and Full Year Financial Results

Company delivers strong performance and solid earnings after ‘transformative’ year

2019 results include profitable balance sheet growth, countercyclical business benefit and effective capital deployment

MEMPHIS, Tenn., Jan. 17, 2020 (GLOBE NEWSWIRE) -- First Horizon National Corp. (NYSE:FHN) today announced its 2019 fourth quarter and full year financial results. The company ended a year of high returns and strong growth by announcing a merger of equals agreement with IBERIABANK Corporation and an agreement to acquire 30 branches. Fourth quarter 2019 reported earnings per share were $.37; adjusted earnings per share were $.471.

“First Horizon had a transformative year and delivered strong performance in 2019. Our momentum continued into the fourth quarter as we achieved higher returns, improved profitability, balance sheet growth, and stable credit quality,” said Bryan Jordan, chairman and CEO of First Horizon. “In 2019, we delivered on synergies created by the Capital Bank merger. Those successes provide a solid roadmap for our planned merger of equals with IBERIABANK and the acquisition of an additional 30 branches located in attractive markets in North Carolina, Virginia and Georgia. Looking ahead, I remain confident in our ability to continue to deliver on our strategic priorities, build shareholder value and serve even more customers and communities across the South.”

2019 Full Year Financial Highlights

Diluted EPS / Adjusted EPS[1] $1.38 / $1.66	ROA / Adjusted ROA[1] 1.08% / 1.30%	ROCE / Adjusted ROCE[1] 9.60% / 11.59%	ROTCE1 / Adjusted ROTCE[1] 14.71% / 17.60%

Additional highlights from the year include:

  Full year diluted EPS of $1.38 in 2019 compared to full year diluted EPS of $1.65 in 2018; 2018 results driven by a $212.9 million gain from sale of Visa shares
  Full year adjusted EPS1 of $1.66 in 2019, up from full year adjusted EPS1 of $1.41 in 2018; the increase was due to strong loan and deposit growth, strong expense control, and significant improvement in the fixed income segment
  Profitable balance sheet growth driven by loan and deposit growth in key markets and specialty areas
  Regional bank average loan growth of 9% and deposit growth of 9% compared to 2018, enhanced by the successful implementation of the merger with Capital Bank
  Countercyclical businesses help offset challenging rate environment with Fixed Income revenue up 52% and loans to mortgage companies up 133%
  Efficiency ratio improved by ~460bps, compared to 2018
  Effective capital deployment supporting loan growth, acquisitions, share buybacks and dividends; total payout of 70%

Fourth Quarter 2019 Highlights

Diluted EPS / Adjusted EPS[1] $.37/ $.47	ROA / Adjusted ROA[1] 1.12% / 1.40%	ROCE / Adjusted ROCE[1] 9.97% / 12.52%	ROTCE1 / Adjusted ROTCE[1] 15.03% / 18.88%
  Diluted EPS of $.37 up 6% from $.35 in 3Q19, and adjusted EPS1 of $.47 up 9% from $.43 in 3Q19, due to higher revenue, good expense discipline, and profitable balance sheet growth
  Total revenue up 5% compared to 3Q19, driven by NII growth and higher fee income
  Fixed Income ADR up 7% compared to 3Q19
  Decrease in net charge-offs
  Declared $.14 per common share quarterly dividend which was paid on Jan. 2, 2020
  Asset quality remained stable for the quarter

1These are non-GAAP numbers that are reconciled to reported GAAP numbers in the non-GAAP table that follows

Consolidated Highlights
Quarterly/Annually, Unaudited

				4Q19 Changes vs.		Twelve Months Ended		2019 vs.
(Dollars in Thousands)	4Q19	3Q19	4Q18	3Q19	4Q18	2019	2018	2018
Consolidated
Income Statement
Net interest income	$311,393	$300,676	$302,512	4%	3%	$1,210,187	$1,220,317	(1)%
Noninterest income	183,307	171,735	110,274	7%	66%	654,080	722,788	(10)%
Total revenues	494,700	472,411	412,786	5%	20%	1,864,267	1,943,105	(4)%
Provision/(provision credit) for loan losses	10,000	15,000	6,000	(33)%	67%	47,000	7,000	NM
Noninterest expense	327,447	307,672	281,932	6%	16%	1,231,603	1,221,996	1%
Income before income taxes	157,253	149,739	124,854	5%	26%	585,664	714,109	(18)%
Provision for income taxes	35,970	35,796	24,049	*	50%	133,291	157,602	(15)%
Net income	121,283	113,943	100,805	6%	20%	452,373	556,507	(19)%
Net income attributable to noncontrolling interest	2,910	2,883	2,910	1%	*	11,465	11,465	*
Preferred stock dividends	1,550	1,550	1,550	*	*	6,200	6,200	*
Net income available to common shareholders	$116,823	$109,510	$96,345	7%	21%	$434,708	$538,842	(19)%

NIM	3.26%	3.21%	3.38%	2%	(4)%	3.28%	3.45%	(5)%
Diluted Shares	313,353	313,805	323,885	*	(3)%	315,657	327,445	(4)%

Balance Sheet
Average Loans	$30,706,319	$30,016,388	$27,154,643	2%	13%	$29,188,638	$27,213,828	7%
Average Deposits	32,777,047	32,371,398	31,847,754	1%	3%	32,403,048	30,903,092	5%
Average Assets	42,885,790	41,940,901	40,302,528	2%	6%	41,744,264	40,225,459	4%
Average Common Equity	4,648,813	4,571,286	4,339,643	2%	7%	4,529,844	4,226,474	7%
NM - Not meaningful
* Amount is less than one percent.

Consolidated 4Q19 highlights include:

  NII up 4% compared to 3Q19 due to higher loan accretion and lower funding costs, somewhat offset by the negative impact of interest rates on loans (including LIBOR and Prime)
  Net interest margin (NIM) increased to 3.26% from 3.21% in 3Q19; increase due to the same factors affecting NII
  Average loan growth of 2% and average deposit growth of 1% compared to 3Q19

Regional Banking Highlights
Quarterly/Annually, Unaudited

				4Q19 Changes vs.		Twelve Months Ended		2019 vs.
(Dollars in Thousands)	4Q19	3Q19	4Q18	3Q19	4Q18	2019	2018	2018
Regional Banking
Net interest income	$310,696	$302,370	$298,288	3%	4%	$1,196,318	$1,197,471	*
Noninterest income	89,553	85,776	70,003	4%	28%	329,834	311,763	6%
Total revenues	400,249	388,146	368,291	3%	9%	1,526,152	1,509,234	1%
Provision for loan losses	14,369	20,472	8,488	(30)%	69%	66,059	24,643	NM
Noninterest expense	202,967	193,250	206,001	5%	(1)%	789,033	826,262	(5)%
Income before income taxes	$182,913	$174,424	$153,802	5%	19%	$671,060	$658,329	2%

Balance Sheet
Average Loans	$29,721,827	$28,958,093	$25,877,397	3%	15%	$28,092,243	$25,784,941	9%
Average Deposits	30,413,210	30,044,382	28,315,862	1%	7%	30,002,759	27,604,091	9%
NM - Not meaningful
* Amount is less than one percent.

Regional Banking 4Q19 highlights include:

  Average loans grew 3% from 3Q19 due to increases in C&I and specialty areas, with particular strength in loans to mortgage companies; average deposits grew 1% from 3Q19
  NII up 3% compared to 3Q19 from higher loan accretion and commercial loan growth
  Fee income up 4% compared to 3Q19

Fixed Income Highlights
Quarterly/Annually, Unaudited

				4Q19 Changes vs.		Twelve Months Ended		2019 vs.
(Dollars in Thousands)	4Q19	3Q19	4Q18	3Q19	4Q18	2019	2018	2018
Fixed Income
Net interest income	$7,233	$5,309	$9,011	36%	(20)%	$26,044	$35,753	(27)%
Noninterest income	81,185	77,809	39,678	4%	NM	278,423	164,769	69%
Total revenues	88,418	83,118	48,689	6%	82%	304,467	200,522	52%
Noninterest expense	62,329	67,787	46,516	(8)%	34%	236,660	189,373	25%
Income before income taxes	$26,089	$15,331	$2,173	70%	NM	$67,807	$11,149	NM
NM - Not meaningful

Fixed Income 4Q19 highlights include:

  ADR of $1.1 million, compared to ADR of $994 thousand in 3Q19, up 7% with growth across multiple trading desks
  Steeper yield curve and market volatility favorably impacted 4Q19 activity
  Other product revenue up 9% from 3Q19 to $15.4 million

Capital and Liquidity Highlights
Quarterly/Annually, Unaudited

				4Q19 Changes vs.
(Dollars in Millions)	4Q19	3Q19	4Q18	3Q19	4Q18
Capital and Liquidity Highlights
Common dividends declared	$43.5	$43.5	$38.4	*	13%
Preferred dividends declared	1.6	1.6	1.6	*	*
Share repurchases	—	28.2	80.5	NM	NM
Capital Ratios (a)
Common Equity Tier 1	9.20%	9.01%	9.77%
Tier 1	10.15%	9.97%	10.8%
Total Capital	11.22%	11.01%	11.94%
Leverage	9.04%	9.05%	9.09%
(a) Regulatory capital ratios calculated under the Basel III risk-based capital rules as phased-in; current quarter is an estimate.
NM - Not meaningful
* Amount is less than one percent.

Capital and Liquidity 4Q19 highlights include:

  Declared quarterly common dividend of $.14 per share in 4Q19; dividend payout of 37%
  CET1 grew to 9.20% in 4Q19 up from 9.01% in 3Q19
  No share repurchases in 4Q19 due to the pending merger of equals with IBERIABANK

Asset Quality Highlights
Quarterly/Annually, Unaudited

				4Q19 Changes vs.
(Dollars in Thousands)	4Q19	3Q19	4Q18	3Q19	4Q18
Asset Quality Highlights
Allowance for loan losses	$200,307	$193,149	$180,424	4%	11%
Allowance / loans %	0.64%	0.62%	0.66%
Net Charge-offs	$2,842	$14,600	$11,535	(81)%	(75)%
Net charge-offs %	0.04%	0.19%	0.17%
Nonperforming Loans (a)	$162,165	$172,495	$147,749	(6)%	10%
NPL %	0.52%	0.55%	0.54%
30+ delinquencies	$57,911	$70,675	$75,164	(18)%	(23)%
30+ delinquencies %	0.19%	0.23%	0.27%
(a) Excludes loans held-for-sale.

Asset Quality 4Q19 highlights include:

  Decrease in net charge-offs compared to 3Q19 largely driven by the Regional Banking commercial portfolio
  NPLs within the Regional Banking and Non-strategic portfolios decreased $5.6 million and $4.8 million compared to 3Q19, respectively, primarily driven by improvements in the consumer real estate portfolios
  30+ delinquencies decreased 18% compared to 3Q19, and 23% compared to 4Q18

Use of Non-GAAP Measures
Several financial measures in this release are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (GAAP) in the U.S. The non-GAAP items presented in this release are adjusted earnings per share ("EPS"), adjusted return on average common equity (“ROCE”), return on tangible common equity ("ROTCE"), adjusted ROTCE, and adjusted return on average assets ("ROA"). These profitability measures are reported to First Horizon’s management and directors through various internal reports. First Horizon’s management believes these measures are relevant to understanding the financial results of First Horizon and its business segments. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by First Horizon. First Horizon has reconciled each of these measures to a comparable GAAP measure below:

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly/Annually, Unaudited
(Dollars and shares in thousands, except per share data)
				Twelve Months Ended
Adjusted Diluted EPS		4Q19	3Q19	2019	2018
Net income available to common ("NIAC") (GAAP)	a	$116,823	$109,510	$434,708	$538,842
Plus Tax effected notable items (Non-GAAP) (a) (b)		$29,854	$24,497	$90,220	$(78,183)
Adjusted NIAC (Non-GAAP)	b	$146,677	$134,007	$524,928	$460,659

Diluted Shares (GAAP)	c	313,353	313,805	315,657	327,445

Diluted EPS (GAAP)	a/c	$0.37	$0.35	$1.38	$1.65
Adjusted diluted EPS (Non-GAAP)	b/c	$0.47	$0.43	$1.66	$1.41

Adjusted Return on Assets ("ROA")		4Q19		2019
Net Income ("NI") (GAAP)		$121,283		$452,373
Plus Tax effected notable items (Non-GAAP) (a) (b)		$29,854		$90,220
Adjusted NI (Non-GAAP)		$151,137		$542,593

NI (quarters are annualized) (GAAP)	d	$481,177		$452,373
Adjusted NI (quarters are annualized) (Non-GAAP)	e	$599,620		$542,593

Average assets (GAAP)	f	$42,885,790		$41,744,264

ROA (GAAP)	d/f	1.12%		1.08%
Adjusted ROA (Non-GAAP)	e/f	1.40%		1.30%

Adjusted Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")		4Q19		2019
NIAC (GAAP)		$116,823		$434,708
Plus Tax effected notable items (Non-GAAP) (a) (b)		$29,854		$90,220
Adjusted NIAC (Non-GAAP)		$146,677		$524,928

NIAC (quarters are annualized) (GAAP)	g	$463,483		$434,708
Adjusted NIAC (quarters are annualized) (Non-GAAP)	h	$581,925		$524,928

Average Common Equity (GAAP)	i	$4,648,813		$4,529,844
Intangible Assets (GAAP) (c)		$1,566,079		$1,575,338
Average Tangible Common Equity (Non-GAAP)	j	$3,082,734		$2,954,506
Plus Equity impact for notable items (d)				$27,897
Adjusted Average Tangible Common Equity (non-GAAP)	k	$3,082,734		$2,982,403

ROCE (GAAP)	g/i	9.97%		9.60%
Adjusted ROCE (Non-GAAP)	h/i	12.52%		11.59%

ROTCE (Non-GAAP)	g/j	15.03%		14.71%
Adjusted ROTCE (Non-GAAP)	h/k	18.88%		17.60%

(a) 4Q19 includes $15.7 million of pre-tax acquisition-related expenses largely associated with the pending merger of equals with IBERIABANK Corporation. (“IBKC”), $11.0 million of pre-tax expense related to charitable contributions, $9.1 million of pre-tax rebranding expenses, and $1.2 million of pre-tax restructuring-related expenses associated with efficiency initiatives; 3Q19 includes $9.0 million of pre-tax acquisition-related expenses primarily associated with the Capital Bank Financial Corp. (“CBF”) acquisition, $7.8 million of pre-tax restructuring-related expenses associated with efficiency initiatives, $7.5 million net pre-tax expense related to the resolution of legal matters, $4.0 million of pre-tax negative valuation adjustments associated with derivatives related to prior sales of Visa Class B shares, and $3.1 million of pre-tax rebranding expenses, and have been adjusted using an incremental tax rate of approximately 19 percent in 4Q19 and 22 percent in 3Q19.
(b) 2019 includes $39.8 million of pre-tax restructuring-related expenses associated with efficiency initiatives, $39.0 million of pre-tax acquisition-related expenses primarily associated with the pending merger of equals with IBKC and the CBF acquisition, $21.3 million of pre-tax rebranding expenses, $11.0 million of pre-tax expense related to charitable contributions, $4.0 million of pre-tax negative valuation adjustments associated with derivatives related to prior sales of Visa Class B shares, and a net $(.9) million pre-tax expense reversal related to the settlements of litigation matters; 2018 includes a $(212.9) million gain from the sale of Visa Class B Shares, $99.4 million of pre-tax acquisition-related items primarily associated with the CBF acquisition, a $(3.3) million gain on sale of a building, a $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares, and an $8.7 million pre-tax adjustment related the return on excess fees received from Capital Bank debit card transactions, and have been adjusted using an incremental tax rate of approximately 21 percent in 2019 and 24 percent in 2018.
(c) Includes goodwill and other intangible assets, net of amortization.
(d) Includes the average after-tax impact of $27.9 million of notable items recognized in 2019.

Conference call

Management will hold a conference call at 8:30 a.m. Central Time today to review earnings and performance trends. There will also be a live webcast accompanied by the slide presentation available at https://ir.fhnc.com/Event.  The call and slide presentation may involve forward-looking information, including guidance.

Analysts, investors and interested parties may call toll-free starting at 8:15 a.m. CT on January 17 by dialing 888-317-6003 (if calling from the U.S.) or 412-317-6061 (if calling from outside the U.S) and entering access code 8848081. The conference call will begin at 8:30 a.m. CT.

A replay of the call will be available beginning at noon CT on January 17 until midnight CT on January 31. To listen to the replay, dial 877-344-7529 (U.S. callers) or 412-317-0088 (international callers); the access code is 10137984. A replay of the webcast will also be available at http://ir.fhnc.com/Event by midnight CT on January 17 and will be archived on the site for one year.

Disclaimers and Other Information

Forward- Looking Statements
This communication contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, inflation or deflation, market (particularly real estate market) and monetary fluctuations, natural disasters, customer, investor and regulatory responses to these conditions and items already mentioned in this press release, as well as critical accounting estimates and other factors described in First Horizon's annual report on Form 10-K and other recent filings with the SEC. First Horizon disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments or changes in expectations.

Important Other Information

In connection with First Horizon’s proposed merger-of-equals transaction with IBERIABANK Corporation, First Horizon has filed with the SEC a registration statement on Form S-4 (No. 333-235757) to register the shares of First Horizon’s capital stock to be issued in connection with the proposed transaction. When effective, the registration statement will include a joint proxy statement of First Horizon and IBERIABANK which will be sent to the shareholders of First Horizon and IBERIABANK seeking their approval of the proposed transaction.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SHAREHOLDERS OF FIRST HORIZON AND IBERIABANK ARE URGED TO READ, AS FILED TO DATE AND AS AMENDED IN THE FUTURE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/ PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST HORIZON, IBERIABANK AND THE PROPOSED TRANSACTION.

Investors and shareholders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about First Horizon and IBERIABANK, without charge, at the SEC’s website (http://www.sec.gov). Copies of the registration statement, including the joint proxy statement/prospectus, and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon, 165 Madison, Memphis, TN 38103, telephone (901) 523-5679, or Jefferson G. Parker, IBERIABANK, 200 West Congress Street, Lafayette, LA 70501, telephone (504) 310-7314.

Participants in the Solicitation

First Horizon, IBERIABANK and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding First Horizon’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 11, 2019, and certain of its Current Reports on Form 8-K. Information regarding IBERIABANK’s directors and executive officers is available in its definitive proxy statement, which was filed with SEC on March 28, 2019, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

About First Horizon

First Horizon National Corp. (NYSE:FHN) provides financial services through First Horizon Bank, First Horizon Advisors, and FHN Financial businesses. The banking subsidiary was founded in 1864 and has the largest deposit market share in Tennessee. The company operates approximately 270 bank locations across the Southeast U.S. and 29 FHN Financial offices across the entire U.S. First Horizon Advisors wealth management group has more than 300 financial professionals and about $4.8 billion in assets under management. FHN Financial is a capital markets industry leader in fixed income sales, trading and strategies for institutional customers in the U.S. and abroad. The company is recognized as one of the nation’s best employers by Fortune and Forbes magazines and a Top 10 Most Reputable U.S. bank. More information is available at www.FirstHorizon.com.

FHN-G

CONTACT:	First Horizon Investor Relations, Aarti Bowman, (901) 523-4017
First Horizon Media Relations, Silvia Alvarez, (901) 523-4465

A PDF accompanying this release is available at http://ml.globenewswire.com/Resource/Download/3b69ae81-3c49-4ac2-9b08-569f4cdd7510